UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2016

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(972) 398-7120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

In connection with the delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), JRjr33, Inc. (the “Company”) obtained from the holder (the “Holder”) of its 9.75% senior secured convertible note issued on November 20, 2015 (the “Note”) an irrevocable waiver dated May 17, 2016 (the “Waiver”) that the Company’s failure to timely file the Form 10-Q with the SEC would not constitute an event of default under the Note, and that any further notice to the Holder under the Note in respect of the same would not be required, provided that the Company issues to the Holder 50,000 shares of the Company’s common stock for each extension period required beyond May 23, 2016 (without regard to whether the Company requires the full ten (10) business day period for any given extension).

The foregoing description of the Waiver is a summary only and is qualified in its entirety by reference to the complete text of the Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2016, the Company notified the NYSE MKT LLC (the “NYSE”) that it did not expect to timely file its Form 10-Q with the SEC. On May 23, 2016, the Company received a letter from the NYSE notifying the Company that it is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Form 10-Q with the SEC.

The Company primarily attributes the delay in filing the Form 10-Q to additional time needed by it to compile and review certain information and consequently to provide such financial information to its auditors so that they can complete their audit of the financial statements to be included in the Company’s Annual Report to be filed on Form 10-Kfor the year ended December 31, 2015 (the “Form 10-K”) prior to completing the Form 10-Q.  The Company intends to file the Form 10-Q and Form 10-K as soon as reasonably practicable after completion of the audit as well as the quarterly report. The Company continues to work diligently with its independent auditors to provide all the necessary information, including finalization of all adjustments and supporting analysis, so they can complete the audit of financial statements for the year ended December 31, 2015 and review for the quarter ended March 31, 2016. The Company has no disagreements with its auditors and expects and intends to complete the filing of the Form 10-Q at the earliest possible date, which the Company fully expects to be well in advance of the period allowed by the NYSE.

The Company submitted a plan to the NYSE on May 16, 2016 advising of actions it has taken or will take to regain compliance with the continued listed standards. The Company can regain compliance with the NYSE listing standards before October 17, 2016 by filing the Form 10-K and 10-Q with the SEC prior to that date. If the Company fails to file the Form 10-K or Form 10-Q by the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

Until the Company files the Form 10-K and Form 10-Q, the Company’s common stock will remain listed on the NYSE under the symbol “JRJR,” but will be assigned a late filer (“LF”) indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits .

Exhibit	Description
10.1	Waiver dated as of May 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33. Inc.

Date: May 23, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President